Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on the Amendment No.1 to Form F-1 of our report dated January 28, 2025 relating to the financial statements of SU Group Holdings Limited appearing in this Registration Statement, except for notes 14, 21, 24, as to which the date is November 28, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

December 22, 2025